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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-172246, 333-163226, 333-163227, and 333-199294 on Form S-8 and Registration Statement Nos. 333-172641, 333-168705, and 333-190407 on Form S-3 of our reports dated February 24, 2015 relating to the consolidated financial statements and financial statement schedule of DIRECTV and the effectiveness of DIRECTV's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2014.

Los Angeles, California
February 24, 2015

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  Exhibit 23